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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-51430, 333-30344 and 333-50470), on Form S-4
(No. 333-50836) and on Form S-8 (Nos. 333-65923 and 333-53446) of Hanover
Compressor Company of our report dated March 8, 2000, except as to the stock split described in Note 16 which is as of June 14, 2000, and except for Note 18 as to which the date is February 1, 2001, relating to the consolidated financial statements, which appears in this Form 10-K/A.


                                /s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
February 2, 2001